Exhibit 23.1c

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2 of our reports dated July 15, 2004, on our audit of the financial statements of Carla Santia & Associates (the predecessor to Creative Solutions With Art, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts."




/s/  Sherb & Co, LLP


New York, NY
October 26, 2004